UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On January 21, 2026, each of Dave McDonald, Mike McCormick, and Dr. Maria Costanzo notified Nuwellis, Inc. (the “Company”) of their respective resignations from the board of directors of the Company (the “Board”) and the respective committees of the Board on which they serve. These resignations were not the result of any disagreement with the Company regarding the Company’s operations, policies or practices. In connection with these resignations, the Board determined to reduce the size of the Board from six (6) to five (5) members.

Director Appointments

Katharyn Field

Effective January 21, 2026, the Board appointed Katharyn Field to its Board. Ms. Field has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2026. The Board has determined that Ms. Field is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Ms. Field is expected to serve as a member of the Audit Committee and also as a member of the Compensation Committee.

Ms. Field, age 32, is the Chief Executive Officer of iSpecimen Inc. (Nasdaq: ISPC), where she oversees performance improvement and the redevelopment of the proprietary software platform.  Prior to serving as Chief Executive Officer she served as President, Chairman, and as an independent director.  She has served as a director of LogProstyle (Nasdaq: LGPS) since September 2024, as an Executive Director of Akanda Corporation (Nasdaq: AKAN) since June 2022, a director of Virpax Pharmaceuticals Inc. (OTCPK: VPRX) from July 2024 to February 2025, and as a director of Aervins Technologies Inc. (OTCPK: AWIN) from May 2023 to May 2024.  Ms. Field previously served in various roles at Halo Collective (OTCQX: HCANF), including as Chief Executive Officer and Chairman from 2022 to 2025, as President from 2020 to 2022, and as Chief Strategy Officer from 2019 to 2020, and also served as Executive Vice President, Corporate Development for Marimed Inc. (OTCMKTS: MRMD) from 2018 to 2019.  She received her MBA with a concentration in Strategy and Economics from Columbia Business School and a BA in Public Policy, with a Minor in Art History, from Stanford University.

Mika Grasso

Effective also on January 21, 2026, the Board appointed Mika Grasso to its Board. Mr. Grasso has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2026.  The Board has determined that Mr. Grasso is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission. Mr. Grasso is expected to serve as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.

Mr. Grasso, age 28, is an Investment Manager at a private family office, where he is responsible for evaluating investment opportunities across public and private markets. Prior to serving as an Investment Manager, he served as a Finance Associate for Zions Capital Markets from November 2023 until March 2025, Investment Banking Associate at Paulson Investment Company from February 2022 until November 2023, Analyst at Goldman Sachs from August 2021 to February 2022, and as an Analyst on the Real Assets Team at Power Systems Management from May 2020 to August 2021. Mr. Grasso received his MS in Finance with a concentration in Investment Management and BS in Business Administration from the University of Colorado Boulder, Leeds School of Business.

In connection with these appointments, each of Ms. Field and Mr. Grasso have entered into the Company’s standard form of indemnity agreement. The indemnity agreement provides, among other things, that the Company will indemnify each director for certain expenses which he or she may be required to pay in connection with certain claims to which he or she may be made a party by reason of his or her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Third Amended and Restated Bylaws. The form of indemnity agreement was filed as Exhibit 10.1 on the Company’s Form 10 filed on September 30, 2011, and is incorporated herein by reference.

There are no family relationships between either Ms. Field or Mr. Grasso, respectively, and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer, and neither Ms. Field nor Mr. Grasso has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Ms. Field and Mr. Grasso are eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for annual compensation in the form of cash and equity-based awards.

Both Ms. Field and Mr. Grasso have agreed that if an investment in the equity securities of the Company of at least $5 million is not made within thirty (30) days of the filing of the Company’s Registration Statement on Form S-1 in connection with any such investment (or, if the SEC has comments on the Registration Statement, within 30 days of clearing SEC comments), each will promptly resign from the Board and any committee to which he or she has been appointed.

Item 7.01	Regulation FD Disclosure.

On January 23, 2026, the Company issued a press release announcing the appointments of Mr. Grasso and Ms. Field as directors of the Company. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated January 23, 2026
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	NUWELLIS, INC.

	By:	/s/ John L. Erb
Name:	John L. Erb
Title:	President and Chief Executive Officer